Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-210502

GENERAL MOTORS FINANCIAL COMPANY, INC.

$6,000,000,000

RIGHT NOTES

VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

Pricing Supplement – Dated March 26, 2018

(To Prospectus dated March 31, 2016)

The current Registration Statement for the Notes (No. 333-210502) was automatically effective on March 31, 2016. As of March 26, 2018, the interest rates on the Notes will be as follows:

Principal Amount	Under $15,000	$15,000 – $50,000	Over $50,000
Interest Rate per Annum	1.75%	1.85%	2.00%